Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Krista Bessinger
BUSINESS OBJECTS
408/953-6349
Krista.bessinger@businessobjects.com

Anne Guimard
European Investor Relations
BUSINESS OBJECTS
+ 33 1 41 25 39 19
Anne.guimard@businessobjects.com

Press Contact:
Randy Cairns
BUSINESS OBJECTS
408/953-6036
Randy.cairns@businessobjects.com

Peter Olson
BUSINESS OBJECTS
408/ 953-6230
Peter.olson@businessobjects.com

BUSINESS OBJECTS ANNOUNCES THAT THE
SEC INQUIRY HAS BEEN TERMINATED

SAN JOSE, Calif. and PARIS, France — July 7, 2005 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code: FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced that it has been informed by the staff of the Securities and Exchange Commission (SEC) that it has terminated its informal inquiry without recommendation for any enforcement action.

This concludes the matter referenced in a company press release issued in August 2004. That release announced that the SEC staff had notified the company by means of a Wells notice that it intended to recommend to the SEC that a civil action be initiated against Business Objects, alleging that the company violated provisions of the Securities and Exchange Act of 1934 relating to periodic reporting requirements.

About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company. With more than 30,000 customers worldwide, including over 80 percent of the Fortune 500, Business Objects helps organizations gain better insight into their business, improve decision making, and optimize enterprise performance. The company’s business intelligence platform, BusinessObjects™ XI, offers the BI industry’s most advanced and complete platform for reporting, query and analysis, performance management, and data integration. BusinessObjects XI includes Crystal Reports®, the industry standard for enterprise reporting. Business Objects has also built the industry’s strongest and most diverse partner community and offers consulting and education services to help customers effectively deploy their business intelligence projects.

Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250-BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.

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Business Objects and the Business Objects logo, BusinessObjects, and Crystal Reports are trademarks or registered trademarks of Business Objects S.A. or its affiliated companies in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.